                       EXHIBIT 10(c)

                   SECOND AMENDMENT TO
               REVOLVING CREDIT AGREEMENT

                    SECOND AMENDMENT TO
                REVOLVING CREDIT AGREEMENT



THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (the
"Second Amendment") is made effective as of August 31, 1994 (as to the amendments to Sections 1.1, 1.3, 1.4, and 1.5 of the Loan Agreement identified below, such amendments being set forth below), and as of July 1, 1994 (as to all other provisions set forth below), by and among SOUTHERN UNION COMPANY, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof (individually the "Bank" and collectively the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking corporation ("TCB"), in its capacity as agent (the "Agent") for the Banks.

                         RECITALS

WHEREAS, the Borrower, the Banks and the Agent have executed a certain Revolving Credit Agreement dated September 30, 1993 (the
"Original Agreement"); and

WHEREAS, the Borrower, the Banks and the Agent have executed a certain First Amendment to Revolving Credit Agreement, Revolving Note and Loan Documents (the "First Amendment") (the Original Agreement as amended by the First Amendment is referred to herein as the "Agreement"); and

WHEREAS, the Banks, the Agent and the Borrower desire to further amend the Agreement.

NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         AGREEMENT

1.   Amendments to Section 1.  Section 1 of the Agreement is
     -----------------------
     amended as follows:

     1.1  "Alternate Base Rate".  The definition of Alternate
          Base Rate is deleted in its entirety and the following definition substituted therefor:

          "Alternate Base Rate shall mean, for any day, a rate per annum (rounded upward to the nearest 1/16 of 1%) equal to: (a) the greatest of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) in effect on such day; (ii) the Federal Funds Rate in effect for such day plus 1/2 of 1 percent (computed on the basis of the actual number of days elapsed over a year of 360 days); or (iii) the Average CD Rate in effect for such day plus 1 percent (computed on the basis of the actual number of days elapsed over a year of 360 days); plus (b) if, and for so long as the Borrower's Senior Funded Debt is rated:


by Moody's Investor          by Standard and    additional per-
  Service, Inc.                Poor's Corpo-      centage per
                               ration             annum to be
                                                  added to the
                                                  rate deter-
                                                  mined by (a)
                                                  above

higher than Ba2        and   higher than BB            0%

higher than Ba3 but    and   higher than BB            0%
  lower than or                but lower
  equal to Ba2                 than or equal
                               to BB

equal to or lower      or    equal to or lower         0%
  than Ba3                     than BB


          If for any reason the Bank shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate or Average CD Rate for any reason, including, without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined by reference to the unaffected indices listed in (a)(i) through (iii) above, until the circumstances giving rise to such inability no longer exist."

     1.2 "Borrowing Base". The definition of Borrowing Base is deleted in its entirety and the following definition substituted therefor:

          "Borrowing Base" shall mean, without duplication, an amount equal to the sum of: (a) 95% of Eligible Accounts Receivable; plus (b) 75% of Eligible Unbilled Accounts of the Borrower; plus (c) 100% of all Cash and the face value of all Cash Equivalents (other than the Accounts); plus (d) 50% of Eligible Inventory; plus
          (e) 95% of Eligible PGA Receivables; plus (f) 75% of Eligible Marketing Accounts (provided that the amount of Eligible Marketing Accounts to be used in the determination of the Borrowing Base shall never exceed $12,000,000.00), in each case as reflected on the books of the Borrower as of the time at which the Borrowing Base is being determined; provided, however, that if (and for so long as) Borrower's Senior Funded Debt is rated equal to or lower than Ba2 by Moody's Investor Service, Inc. or BB by Standard and Poor's Corporation, the maximum amount of Cash and Cash Equivalents included in the Borrowing Base shall be $5,000,000.00.

     1.3 "CD Rate". The definition of "CD Rate" is deleted in its entirety and the following definition substituted therefor:

          "CD Rate" shall mean, with respect to the applicable Rate Period in effect for each CD Rate Loan, the sum of
          (a) the average rate of interest determined by the Agent to be the bid rate per annum, on such date, of at least two certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of certificates of deposit having a maturity equal to such Rate Period and in an amount substantially equal to the principal amount of the CD Rate Loan to be made by the Agent for such Rate Period, divided by the result obtained by subtracting from 100% the CD Rate Reserve Percentage plus (b) the annual assessment rate estimated by the Agent on such date determined by then-current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for such Corporation's insuring Dollar deposits of the Agent in the United States, expressed as a percentage, plus (c) the following: if, and for so long as the Borrower's Senior Funded Debt is rated:


by Moody's Investor          by Standard and    additional per-
  Service, Inc.                Poor's Corpo-      centage per
                               ration             annum to be
                                                  added to the
                                                  rate deter-
                                                  mined by (a)
                                                  and (b) above

higher than Baa1       and   higher than BBB+     5/8 of 1 per=
                                                    cent (5/8%)

higher than Ba1 but    and   higher than BB+      7/8 of 1 per-
  lower than or                but lower            cent (7/8%)
  equal to Baa1                than or equal
                               to BBB+

lower than or          or    lower than or        1 and 3/8 of
  equal to Ba1                 equal to BB+         1 percent
                                                    (1 3/8%)


     1.4 "Eurodollar Rate". The definition of "Eurodollar Rate" is deleted in its entirety and the following definition substituted therefor:

          "Eurodollar Rate" shall mean with respect to the applicable Rate Period in effect for each Eurodollar Rate Loan, the sum of (a) the quotient obtained by dividing (i) the annual rate of interest determined by the Agent, at or before 11:00 a.m. Houston time (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Rate Period, to be the annual rate of interest at which deposits of Dollars are offered to the Agent by prime banks in whatever eurodollar interbank market may be selected by the Agent in its sole discretion, acting in good faith, at the time of determination and in accordance with then existing practice in such market for delivery on the first day of such Rate Period in immediately available funds and having a maturity equal to such Rate Period in an amount substantially equal to the amount of such Eurodollar Rate Loan by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Rate Period, plus (b) the following:

          if (and for so long as) the Borrower's Senior Funded
          Debt is rated:


by Moody's Investor          by Standard and    additional per-
  Service, Inc.                Poor's Corpo-      centage per
                               ration             annum to be
                                                  added to the
                                                  rate deter-
                                                  mined by (a)
                                                  and (b) above

higher than Baa1       and   higher than BBB+     1/2 of 1 per=
                                                    cent (1/2%)

higher than Ba1 but    and   higher than BB+      3/4 of 1 per-
  lower than or                but lower            cent (3/4%)
  equal to Baa1                than or equal
                               to BBB+

lower than or          or    lower than or        1 and 1/4 of
  equal to Ba1                 equal to BB+         1 percent
                                                    (1 1/4%)


     1.5 "Facility Letter of Credit Fee Percentage". The definition of "Facility Letter of Credit" is deleted in its entirety and the following definition substituted therefor:

          "Facility Letter of Credit Fee Percentage" shall mean the following fees in the related circumstances:

          If (and for so long as) the Borrower's Senior Funded
          Debt is rated:


by Moody's Investor          by Standard and
  Service, Inc.                Poor's Corpo-
                               ration

higher than Baa1       and   higher than BBB+     1/2 of 1 per=
                                                    cent (1/2%)

higher than Ba1 but    and   higher than BB+      3/4 of 1 per-
  lower than or                but lower            cent (3/4%)
  equal to Baa1                than or equal
                               to BBB+

lower than or          or    lower than or        1 and 1/4 of
  equal to Ba1                 equal to BB+         1 percent
                                                    (1 1/4%)

     1.6 "L/C Subfacility". The definition of "L/C Subfacility" is deleted in its entirety and the following definition substituted therefor:

          "L/C Subfacility" shall mean that portion of the Commitments equal to $25,000,000.00.

     1.7 "Maturity Date". The definition of "Maturity Date" is deleted in its entirety and the following definition substituted therefor:

          "Maturity Date" shall mean December 31, 1997, as modified pursuant to the provisions of Section 2.4.

     1.8  "Qualifying Assets".  The definition of "Qualifying
          Assets" is deleted in its entirety and the following definition substituted therefor:

          "Qualifying Assets" shall mean equity interests owned one hundred percent (100%) by the Borrower in entities engaged primarily in the business of natural gas transportation and local distribution (including, without limitation, the promotion or marketing and sale of compressed natural gas and liquefied natural gas), or productive assets used in such businesses; provided, however, that as to any related group of such Assets acquired for a purchase price of more than Forty Million Dollars ($40,000,000.00) (including the amount of any Debt assumed or deemed incurred in connection with such acquisition), the Majority Banks shall have delivered to the Borrower their prior written consent.

     1.9 "Rate Period". The last sentence of the definition of "Rate Period" is deleted in its entirety and the following sentence substituted therefor:

          For any Alternate Base Rate Loan, the Rate Period shall be 90 days; for any Eurodollar Rate Loan the Rate Period may be 15 days, 1, 2, 3 or 6 months; and for any CD Rate Loan the Rate Period may be 30, 60, 90 or 180 days, in each case as specified in the applicable Notice of Borrowing, subject to the provisions of Sections 2.2 and 2.3.

    1.10  "Significant Property".  The definition of "Significant
          Property" is deleted in its entirety and the following definition substituted therefor:

          "Significant Property" shall mean at any time property or assets of the Borrower or any Subsidiary having a book value (net of accumulated depreciation taken in accordance with GAAP) of at least $1,000,000.00 or that contributed (or is an integrated physical portion of an assemblage of assets that contributed) at least 5% of the gross income of the owner thereof for the fiscal quarter most recently ended.

2.   Amendment to Section 2.1.  The text of Section 2.1(a) is
     ------------------------
     deleted in its entirety and the following provisions substituted therefor:

     The Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties of the Borrower herein set forth, each Bank severally agrees to make Loans to the Borrower on any one or more Business Days prior to the Maturity Date, up to an aggregate principal amount of Loans not exceeding at any time outstanding:
     (i) the lesser of (A) the amount set opposite such Bank's name on the signature pages hereof (such Bank's "Commitment"), and (B) the sum of the Borrowing Base and the Bridge Advance Amount; minus (ii) such Bank's Pro Rata Percentage of the Facility Letter of Credit Obligations. Within such limits and during such period and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

3.   Amendment to Section 5.1.  The text of Section 5.1 is
     ------------------------
     deleted in its entirety and the following provisions substituted therefor:

     Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee based on a year of 360 days, from the date of the first Loans to, but not including, the Maturity Date (or such earlier date as of which all Commitments shall have terminated), at the rate of 3/16 of 1 percent (3/16%) per annum on the daily average unused amount of each Bank's Commitment, such commitment fee to be payable quarterly in arrears on (a) the last day of each March, June, September, and December, commencing on December 31, 1993 and (b) the Maturity Date; provided, however, that such commitment fee shall be calculated and paid at a rate of: (i) 1/5 of 1 percent (1/5%) per annum on the daily average unused amount of each Bank's Commitment, if (and for so long as) the Borrower's Funded Debt is rated lower than or equal to Baa1 by Moody's Investors Service, Inc. or BBB+ by Standard and Poor's Corporation; and
     (ii) 1/4 of 1 percent (1/4%) per annum on the daily average unused amount of each Bank's Commitment, if (and for so long as) the Borrower's Funded Debt is rated lower than or equal to Ba1 by Moody's Investors Service, Inc. or BB+ by Standard and Poor's Corporation.

4.   Amendments to Section 9.1(c).  The text of
     ----------------------------
     Section 9.1(c)(iii) is deleted in its entirety and the following provisions substituted therefor:

     (iii) a Borrowing Base certificate for such month in the form attached hereto as Exhibit H; provided, however, that the Borrower may deliver the Borrowing Base reports for the last month of any fiscal year and the Borrowing Base reports for the first two months of the succeeding fiscal year no later than 90 days following the commencement of such succeeding fiscal year.

5.   Amendments to Section 10.1.  The texts of Section 10.1(b)
     --------------------------
     and Section (e) are deleted in their entirety and the following provisions substituted therefor:

     (b)  permit the ratio of its Consolidated Total
          Indebtedness to its Consolidated Total Capitalization to be greater than (i) 0.75 to 1.00 at the end of any fiscal quarter ending on or prior to December 31, 1995,
          (ii) 0.70 to 1.00 at the end of any fiscal quarter ending after December 31, 1995 but on or prior to March 31, 1997, and (iii) 0.65 to 1.00 at the end of any fiscal quarter thereafter; or

     (e) permit the ratio of Adjusted EBDIT to Cash Interest Expense for the four fiscal quarters most recently ended (considered as a single accounting period):
          (i) at any time in the period from June 30, 1993 to and including June 30, 1995, to be less than 2.0 to 1.0; and (ii) at any time thereafter, to be less than 2.25 to 1.0; or

6.   Amendments to Section 10.3.  The texts of Section 10.3(f)
     --------------------------
     and Section 10.3(h) are deleted in their entirety and the following provisions substituted therefor:

     (f) Debt of the Borrower or any Subsidiary representing the portion of the purchase price of property acquired by the Borrower or such Subsidiary that is secured by Liens permitted by the provisions of Section 10.2(d); provided, however, that at no time may such Debt exceed $20,000,000.00 in aggregate principal amount outstanding; and

     (h) additional Debt of the Borrower provided that after giving effect to the issuance thereof there shall exist no Default or Event of Default; and: (i) the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization shall be no greater than 0.65 to 1.00;
          (ii) the ratio of Adjusted EBDIT to pro forma Cash Interest Expense shall be no less than 2.25 to 1.00; and (iii) such Debt shall have a final maturity no earlier than the Maturity Date (as the same may be extended pursuant to Section 2.4) and shall mature no earlier than the Maturity Date (as so extended) and shall be subject to no mandatory redemption or "put" to the Borrower exercisable, or sinking fund or other similar mandatory principal payment provisions that require payments to be made toward principal, prior to such Maturity Date (as so extended).

7.   Amendments to Section 10.4.  The texts of Section 10.4(e),
     --------------------------
     Section 10.4(h), and Section 10.(i) are deleted and the following provisions substituted therefor:

     (e) loans or advances by the Borrower to customers in connection with and pursuant to marketing and merchandising products that the Borrower reasonably expects to increase sales of the Borrower or Subsidiaries, provided that: (i) such loans must be either less than $1,000,000.00 to any one customer (or group of affiliated customers shown on the Borrower's records to be Affiliates) or must be disclosed on Schedule 9.2 hereof; and (ii) all such loans must not exceed $12,000,000.00 in the aggregate outstanding at any one time;

     (h) loans by the Borrower or any Subsidiary other than Lavaca Realty Company to other Persons representing the deferred portion of the sales price of Property not exceeding $371,035.56 in aggregate principal amount outstanding provided that such Person remains substantially in compliance with the note evidencing the same and the payment schedule therefor;

     (i) loans by Lavaca Realty Company to other Persons representing the deferred portion of the sales price of its Property not exceeding eighty percent (80%) of the sales price of such Property, provided that the purchaser's default in payment of such loan shall not have a material adverse affect on the consolidated financial condition of the Borrower and its Subsidiaries.

8.   Amendment of Section 10.8.  The text of Section 10.8 is
     -------------------------
     amended by adding the following provisions:

     and (iv) the Borrower and Lavaca Realty Company may dispose of their real property in one or more sale/leaseback transactions, provided that any Debt incurred in connection with such transaction does not create a Default as defined herein.

9.   Amendments to Section 10.9.  The text of Section 10.9 is
     --------------------------
     deleted in its entirety and the following provisions substituted therefor:

     Discount or Sale of Receivables. The Borrower will not, and will not permit any Subsidiary other than Southern Union Econofuel Company or Southern Union Energy Products and Services Company to discount or sell with recourse, or sell for less than the face value thereof (including any accrued interest) any of its notes receivable, receivables under leases or other accounts receivable.

10.  Amendments to Section 11.4.  The text of Section 11.4 is
     --------------------------
     deleted in its entirety and the following provisions substituted therefor:

     Failure to Pay Other Debt. The Borrower or any Subsidiary fails to pay principal or interest aggregating more than $1,000,000.00 on any other Debt when due and any related grace period has expired, or the holder of any Debt declares such Debt due prior to its stated maturity because of the Borrower's or any Subsidiary's default thereunder and the expiration of any related grace period; or

11.  Amendments to Section 11.10.  The text of Section 11.10 is
     ---------------------------
     deleted in its entirety and the following provisions substituted therefor:

     Undischarged Judgment. Final judgment, or judgments in the aggregate, that might be or give rise to Liens on any property of the Borrower or any Subsidiary, for the payment of money in excess of $1,000,000.00 shall be rendered against the Borrower or any Subsidiary and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effective stayed; or

12.  Amendments to Section 11.11.  The text of Section 11.11 is
     ---------------------------
     deleted in its entirety and the following provisions substituted therefor:

     Environmental Matters. The occurrence of any of the following events that could result in liability to the Borrower or any Subsidiary under any Environmental Law of the creation of a Lien on any property of the Borrower or any Subsidiary in favor of any governmental authority or any other Person for any liability under any Environmental Law or for damages arising from costs incurred by such Person in response to a Release or threatened Release of Hazardous Materials into the environment if any such asserted liability or lien exceeds $5,000,000.00 and if any such Lien would cover any property of the Borrower or any Subsidiary which property is or would reasonably be considered to be integral to the operations of the Borrower or any Subsidiary in the ordinary course of business:

     (a) the Release of Hazardous Materials at, upon, under or within the property owned or leased or leased by the Borrower or any Subsidiary or any contiguous property;

     (b) the receipt by the Borrower or any Subsidiary of any summons, claim, complaint, judgment, order or similar notice that it is not in compliance with or that any governmental authority if investigating its compliance with any Environmental Law;

     (c) the receipt by the Borrower or any Subsidiary of any notice or claim to the effect that it is or may be liable for the Release or threatened Release of Hazardous Materials into the environment; or

     (d) any governmental authority incurs costs or expenses in response to the Release of any Hazardous Material which affects in any way the properties of the Borrower or any Subsidiary.

13.  Amendment of Notice of Borrowing.  Exhibit B to the
     --------------------------------
     Agreement is hereby deleted and Exhibit B attached hereto is substituted therefor.

14.  Usury.  All agreements between the Borrower and the Banks,
     -----
     whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on one or more of the Notes or otherwise, shall the amount paid, or agreed to be paid, to one or more of the Banks for the use, forbearance, or detention of the money to be loaned under the Agreement and evidenced by the applicable Note(s) or otherwise or for the payment or performance of any covenant or obligation contained in the Agreement or any of the applicable Note(s) exceed the amount permissible at the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision of the applicable Note(s) or of the Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, any one or more the Banks shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the amount permissible at the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction or the principal amount owing on account of the applicable Note(s) or the amount owing on other obligations of the Borrower to the applicable Bank(s) under the Agreement and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the applicable Note(s) and the amounts owing on other obligations of the Borrower to the applicable Bank(s) under the Agreement, as the case may, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Highest Lawful Rate, the Borrower and the Banks shall, to the maximum extent permitted under applicable law,
     (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the applicable Note(s), all interest at any time contracted for, charged, received or reserved in connection with the indebtedness evidenced by the applicable Note(s).

15.  Other Sections.  Except as expressly amended by this Second
     --------------
     Amendment, the provisions of the Agreement and the Note(s) shall remain in full force and effect, and the Borrower acknowledges and reaffirms its liability to the Banks thereunder. In the event of any inconsistency between this Second Amendment and the terms of the Agreement or the Note(s), this Second Amendment shall govern.

16.  Miscellaneous.
     -------------

     (a) The Banks do not, by their execution of this Amendment, waive any rights they may have against any person not a party hereto.

     (b) This Second Amendment may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same Agreement.

     (c) All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     (d) The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Second Amendment shall not affect the remaining portions of this Second Amendment, or any part thereof, and in case of an such invalidity, this Second Amendment shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted. The section headings in this Second Amendment are for convenience only and shall not limit or in any way affect the meaning of the terms and provisions of this Second Amendment.

     (e) THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; provided, however, that Chapter 15 of Subtitle 3,
          Title 79, Revise Civil Statutes of Texas, 1925, as amended (Articles 5069-15.01 through 5069.15.11, Vernon's Texas Civil Statutes, as amended) shall not apply to this Second Amendment.

THIS WRITTEN SECOND AMENDMENT, TOGETHER WITH THE AGREEMENT AND
THE NOTES, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AN
MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the dates set forth below, to be effective
July 1, 1994.

                                    SOUTHERN UNION COMPANY


Date:  August 26, 1994              By:  RONALD J. ENDRES
                                         ----------------
                                         Ronald J. Endres,
                                         Senior Vice President

                         TEXAS COMMERCE BANK NATIONAL ASSOCIATION

Date:  August 29, 1994   By:  SCOTT RICHARDSON
                              ----------------
                              Scott Richardson


                         BANQUE PARIBAS HOUSTON AGENCY

Date:  August 29, 1994   By:  PATRICK V. MILLAN
                              -----------------
                              Patrick V. Millan

Date:  August 29, 1994   By:  BARTON D. SCHOURST
                              ------------------
                              Barton D. Schourst


                         THE BANK OF NOVA SCOTIA

Date:  August 30, 1994   By:  F. C. H. ASHBY
                              --------------
                              F. C. H. Ashby


                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH

Date:  August 30, 1994   By:  ALAIN PAPIASSE
                              --------------
                              Alain Papiasse


                         BOATMEN'S FIRST NATIONAL BANK

Date:  August 26, 1994   By:  BARRY O'SULLIVAN
                              ----------------
                              Barry O'Sullivan


                         BANK OF MONTREAL

Date:  August 30, 1994   By:  DONALD S. WARMINGTON
                              --------------------
                              Donald S. Warmington


CONSENTED TO AS OF THE DATE FIRST WRITTEN ABOVE BY THE
FOLLOWING PLEDGOR SUBSIDIARIES.

                         WESTERN GAS INTERSTATE COMPANY

                         By:  MANUEL CAVAZOS
                              --------------
                              Manuel Cavazos,
                              Executive Vice President


                         MERCADO GAS SERVICES, INC.

                         By:  DAVID J. KVAPIL
                              ---------------
                              David J. Kvapil,
                              Vice President


                         SOUTHERN TRANSMISSION COMPANY

                         By:  MANUAL CAVAZOS
                              --------------
                              Manuel Cavazos,
                              Executive Vice President

                          EXHIBIT B

                     NOTICE OF BORROWING



The undersigned hereby certifies that s/he is an officer of SOUTHERN UNION COMPANY, a corporation organized under the laws of the state of Delaware (the "Borrower"), authorized to execute this Notice of Borrowing on behalf of the Borrower. With reference to that certain Credit Agreement dated September 30, 1993 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Credit Agreement") entered into by and between the Borrower, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent, and the Banks identified therein, the undersigned further certifies, represents and warrants to Banks on behalf of the Borrower that to his best knowledge and belief after reasonable and due investigation and review, all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

     (a)  Borrower requests that the Banks advance to the
          Borrower the aggregate sum of $             by no later
                                         ------------
          than                , 19   (the "Borrowing Date").
               ---------------    --
          Immediately following such Loan, the aggregate
          outstanding balance of Loans shall equal $            .
                                                    ------------
          Borrower requests that the Loans bear interest as follows:

          (i) The principal amount of the Loans, if any, which shall bear interest at the Alternate Base Rate
               requested to be made by the Banks is $           .
                                                     -----------
               The initial Rate Period for such Loans shall be 90 days.

         (ii)  The principal amount of the Loans, if any, which
               shall bear interest at the CD Rate for which the
               Rate Period shall be 30 days requested to be made
               by the Banks is $                 .
                                -----------------

        (iii)  The principal amount of the Loans, if any, which
               shall bear interest at the CD Rate for which the
               Rate Period shall be 60 days requested to be made
               by the Banks is $                 .
                                -----------------

         (iv)  The principal amount of the Loans, if any, which
               shall bear interest at the CD Rate for which the
               Rate Period shall be 90 days requested to be made
               by the Banks is $                 .
                                -----------------

          (v)  The principal amount of the Loans, if any, which
               shall bear interest at the CD Rate for which the
               Rate Period shall be 180 days requested to be made
               by the Banks is $                .
                                ----------------

         (iv)  The principal amount of the Loans, if any, which
               shall bear interest at the Adjusted Eurodollar
               Rate for which the Rate Period shall be fifteen
               days requested to be made by the Banks is
               $                .
                ----------------

        (vii)  The principal amount of the Loans, if any,
               which shall bear interest at the Adjusted
               Eurodollar Rate for which the Rate Period shall be
               one month requested to be made by the Banks is
               $               .
                ---------------

       (viii)  The principal amount of the Loans, if any,
               which shall bear interest at the Adjusted
               Eurodollar Rate for which the Rate Period shall be
               two months requested to be made by the Banks is
               $               .
                ---------------

         (ix) The principal amount of the Loans, if any, which shall bear interest at the Adjusted Eurodollar Rate for which the Rate Period shall be three months requested to be made by the Banks is
               $               .
                ---------------

          (x) The principal amount of the Loans, if any, which shall bear interest at the Adjusted Eurodollar Rate for which the Rate Period shall be six months
               requested to be made by the Banks is $           .
                                                     -----------

     (b) The proceeds of the borrowing shall be deposited into Borrower's demand deposit account at Texas Commerce
          Bank-Austin, National Association more fully described as follows:

         Account No. 09916100522, styled Southern Union Company.

     (c)  Of the aggregate sum to be advanced, $
                                                ---------------
          will be advanced to provide working capital pursuant to
          Section 6.1(a) of the Credit Agreement and $
                                                      -----------
          will be advanced for the purposes set forth in
          Section 6.1(b) of the Credit agreement; and $
                                                       ----------
          will be advanced for the purposes set forth in
          Section 6.1(c) of the Credit Agreement; and $
                                                       ----------
          will be advanced for the purposes of replacing Loans currently outstanding under the Credit Agreement.

     (d)  The Expiration Date of each Rate Period specified in
          (a) above shall be the last day of such Rate Period.

     (e) As of the date hereof, and as a result of the making of the requested Loans, there does not and will not exist any Default or Event of Default.

     (f)  The representations and warranties contained in
          Section 7 of the Credit Agreement are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the requested Loans, with the same force and effect as though made on and as of the date hereof and thereof.

     (g) No change that would cause a material adverse effect on the business operations or condition (financial or otherwise) of the Borrower has occurred since the date of the most recent financial statements provided to the
          Banks dated as of                   , 19   .
                           -------------------    ---



EXECUTED AND DELIVERED this         day of               , 19   .
                           --------       ---------------    ---


                               SOUTHERN UNION COMPANY


                               By:
                                   ------------------------------

                               Name:
                                     ----------------------------

                               Title:
                                      ---------------------------